# SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT, dated as of the 15th day of July, 2006 (the "Agreement"), by and among XACT AID, Inc., a Nevada corporation (the "Company"); Fred De Luca (the "Shareholder"); Corich Enterprises, Inc., a British Virgin Islands corporation ("Corich"), Herbert Adamczyk ("Mr. Adamczyk," together with Corich, the "Sellers"); and Technorient Limited, a Hong Kong corporation ("Technorient"). The Company, the Shareholder, Seller and Technorient are collectively referred to herein as the "Parties".

## WITNESSETH:

WHEREAS, the Sellers together own all of the shares of the capital stock of Technorient and desire to sell to the Company shares of the capital stock of Technorient representing 49% of the outstanding capital stock of Technorient on a fully diluted basis (the "Technorient Shares").

WHEREAS, the Company desires to acquire from Sellers, and Sellers desire to sell to the Company, the Technorient Shares in exchange (the "Exchange") for the issuance by the Company to Sellers and Orient Financial Services Ltd. ("OFS") of 972,728 shares of the Company's Series A Convertible Preferred Stock (the "Preferred Shares") containing such rights, privileges and preferences as are set forth on Exhibit A attached hereto. Upon conversion, the Preferred Shares will be convertible into 89,689,881 shares of the Company's Common Stock ("Company Common Stock") representing 53.5% of the Company's capital stock on a fully diluted basis after taking into account the transactions contemplated herein, including the Exchange and the Conversions referred to in Section 7.2(f). The allocation of the Preferred Shares is set forth on Exhibit A

WHEREAS, the Shareholder as of the date hereof owns approximately 44.2% of the outstanding capital stock of the Company and will benefit from the transactions contemplated herein.

WHEREAS, after giving effect to the Exchange and the Conversions as described herein and assuming full conversion of the Preferred Shares and 561,245 convertible preferred stock to be issued to other advisors, there will be approximately 167,644,553 shares of Company Common Stock issued and outstanding.

NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and agreements set forth herein, the parties hereto agree as follows:

## ARTICLE I
## THE EXCHANGE

1.1 The Exchange. Subject to the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined):

(a) the Company shall issue and deliver to each Seller and/or its designees and the Financial Consultant and/or its designee the number of authorized but unissued Preferred

Shares set forth opposite such Seller's or designee's names on Exhibit A hereto or pursuant to separate instructions to be delivered prior to Closing, and

(b) each of the Sellers shall deliver to the Company duly executed transfer documents representing the Technorient Shares (as to 180,058 Technorient Shares by Corich and as to 46,173 Technorient Shares by Mr. Adamczyk).

1.2 Time and Place of Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Troy & Gould on or before August 9, 2006 (the "Closing Date") at 10:00 a.m., or at such place and time as mutually agreed upon by the parties hereto.

1.3 Effective Time. The Exchange shall become effective (the "Effective Time") at such time as all of the conditions to set forth in Article VII hereof have been satisfied or waived by the Parties hereto.

## ARTICLE II
## REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDER

The Company and the Shareholder severally represent and warrant to Technorient and Seller that now and/or as of the Closing:

2.1 Due Organization and Qualification; Due Authorization.

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, with full corporate power and authority to own, lease and operate its respective business and properties and to carry on its business in the places and in the manner as presently conducted or proposed to be conducted. The Company is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except for any such failure, which when taken together with all other failures, is not likely to have a material adverse effect on the business of the Company. The only subsidiary of the Company is Brooke Carlyle Life Sciences, Inc., a Nevada corporation which will be sold to a third party as provided in Section 7.2(g).

(b) The Company does not own, directly or indirectly, any capital stock, equity or interest in any corporation, firm, partnership, joint venture or other entity.

(c) The Company has all requisite corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby. The Company has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of the Company and the Shareholder, enforceable against the Company and the Shareholder in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

2.2 No Conflicts or Defaults. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the Articles of Incorporation or By-laws of the Company, or (b) with or without the giving of notice or the passage of time (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which the Company is a party or by which the Company is bound, or any judgment, order or decree, or any law, rule or regulation to which the Company is subject, (ii) result in the creation of, or give any party the right to create, any lien, charge, encumbrance or any other right or adverse interest ("Liens") upon any of the assets of the Company, (iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment to which the Company is a party or by which the Company's assets are bound, or (iv) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which, the Company is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which it is a party.

2.3 Capitalization. The authorized capital stock of the Company immediately prior to giving effect to the transactions contemplated hereby consists of 100,000,000 shares all of which have been designated as Company Common Stock $.001 par value. The Company has filed a definitive Information Statement with the Securities and Exchange Commission (the "SEC") with respect to increasing the number of shares of authorized capital stock from 100,000,000 to 200,000,000 by authorizing 100,000,000 shares of Preferred Stock (the "Amendment"). As of the date hereof, there are 13,576,021 shares of Company Common Stock issued and outstanding and no shares of Preferred Stock outstanding. As at the Closing Date, upon occurrence of the Conversions and the cancellation of 9,000,000 common shares of the Company under Section 6.1(h), there will be approximately 26,205,358 Common Stock issued and outstanding. All of the outstanding shares of Company Common Stock are, and the Preferred Shares when issued in accordance with the terms hereof and the Company Common Stock to be issued upon full conversion of the Preferred Shares, will be, duly authorized, validly issued, fully paid and nonassessable, and have not been or, with respect to the Preferred Shares, will not be issued in violation of any preemptive right of stockholders. Except as set forth on Schedule 2.3, there is no outstanding voting trust agreement or other contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling the Company to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for Company Common Stock. Except as set forth on Schedule 2.3, the Company has not granted registration rights to any person.

2.4 Financial Statements. The Company has provided Sellers with copies of the unaudited balance sheets of the Company at December 31, 2005 and 2004, and the related statements of operations and cash flows for the periods then ended, including the notes thereto (the "Financial Statements"). The Financial Statements, together with the notes thereto, have been prepared in accordance with U.S. generally accepted accounting principles applied on a basis consistent throughout all periods presented. The Financial Statements present fairly the financial position of the Company as of the dates and for the periods indicated. The books of account and other financial records of the Company have been maintained in accordance with good business practices.

2.5 No Assets or Liabilities. Except as set forth on the Financial Statements and subject to the Asset Transfer referred to in Section 7.2(g), the Company does not have any (a) assets of any kind or (b) commitments, liabilities or obligations, whether secured or unsecured, accrued, determined, absolute or contingent, asserted or unasserted or otherwise.

2.6 Taxes. The Company has filed all tax returns and reports which were required to be filed on or prior to the date hereof in respect of all income, withholding, franchise, payroll, excise, property, sales, use, value-added or other taxes or levies, imposts, duties, license and registration fees, charges, assessments or withholdings of any nature whatsoever (together, "Taxes"), and has paid all Taxes (and any related penalties, fines and interest) which have become due pursuant to such returns or reports or pursuant to any assessment which has become payable, or, to the extent its liability for any Taxes (and any related penalties, fines and interest) has not been fully discharged, the same have been properly reflected as a liability on the books and records of the Company and adequate reserves therefore have been established.

2.7 Indebtedness; Contracts; No Defaults. Except as set forth on Schedule 2.7, the Company has no material instruments, agreements, indentures, mortgages, guarantees, notes, commitments, accommodations, letters of credit or other arrangements or understandings, whether written or oral, to which the Company is a party. No party is in breach of any of the foregoing.

2.8 Real Property. The Company does not own or lease any real property.

2.9 Compliance with Law. The Company is conducting its business in material compliance with all applicable laws, ordinances, rules, regulations, court or administrative order, decree or process ("Applicable Laws"). The Company has not received any notice of violation or claimed violation of any Applicable Law.

2.10 Litigation.

(a) There is no claim, dispute, action, suit, proceeding or investigation pending or, to the knowledge of the Company and the Shareholder, threatened, against the Company, or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, nor to the knowledge of the Company and the Shareholder, has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the twelve month period preceding the date hereof;

(b) There is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting the business of the Company; and

(c) The Company has not received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any Applicable Law.

2.11 Trading. The Company Common Stock is currently listed for trading on the OTC Bulletin Board (the "Bulletin Board") and the Company has received no notice that the Company Common Stock is subject to being delisted therefrom.

2.12 Securities Law Compliance. The Company has complied with all of the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") including the filing of all reports required thereunder and the Securities Act of 1933, as amended (the "Securities Act"), and has complied with all applicable blue sky laws.

2.13 Finder's Fees. The Company is not obligated to pay any person any finder's or broker's fees in connection with the transactions contemplated herein.

## ARTICLE III
## REPRESENTATIONS AND WARRANTIES OF TECHNORIENT

Each of Technorient and the Sellers severally represents and warrants to the Company that now and/or as of the Closing:

3.1 Due Organization and Qualification; Subsidiaries; Due Authorization.

(a) Technorient is a company duly organized, validly existing and in good standing under the laws of the state of the Hong Kong Special Administrative Region of the People's Republic of China, with full corporate power and authority to own, lease and operate its business and properties and to carry on its business in the places and in the manner as presently conducted or proposed to be conducted. Technorient is in good standing in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except for any such failure, which when taken together with all other failures, is not likely to have a material adverse effect on the business of Technorient.

(b) Technorient does not own, directly or indirectly, any capital stock, equity or interest in any corporation, firm, partnership, joint venture or other entity, other than the Subsidiaries as set forth in Schedule 3.1 (each, a "Subsidiary"). Except for Dalian Auto Italia Car Trading Co. Ltd. which is owned as to 95% by Technorient, each Subsidiary is wholly owned by Technorient. All the outstanding equity interest in each Subsidiary owned by Technorient are owned free and clear of all Liens except that the 95% equity interest in Dalian Auto Italia Car Trading Co., Ltd. is held for the benefit of Technorient under a holding arrangement.

(c) Technorient has all requisite power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby. Technorient has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of Technorient, enforceable against Technorient in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

3.2 No Conflicts or Defaults. The execution and delivery of this Agreement by Technorient and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the constitutional documents of Technorient or any of the Subsidiaries, or (b) with or without the giving of notice or the passage of time, (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which Technorient or any of the Subsidiaries is a party or by which Technorient or any of the Subsidiaries or any of their respective assets are bound, or any judgment, order or decree, or any law, rule or regulation to which their assets are subject, (ii) result in the creation of, or give any party the right to create, any lien upon any of the assets of Technorient or any of the Subsidiaries, (iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform any material agreement, arrangement or commitment to which Technorient is a party or by which Technorient or any of its assets are bound, or (iv) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which Technorient is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which it is a party. Under the terms of the import and distribution agreements dated 1 January 1992 between Italian Motors (Sales & Service) Limited, ("Italian Motors") a subsidiary of Technorient and Ferrari S.p.A. and 1 January 1996 between Auto Italia Limited, ("Auto Italia") also a subsidiary of Technorient, and Maserati S.p.A., both Ferrari S.p.A. and Maserati S.p.A. are required to be notified of any changes in the shareholding of Italian Motors and Auto Italia respectively as licensees. While technically, the shareholding of both of the licensees is unaffected by the changes in the shareholding structure of Technorient envisaged by this Agreement, management will raise the proposed changes with both Ferrari S.p.A. and Maserati S.p.A.

3.3 Capitalization. The authorized capital stock of Technorient immediately prior to giving effect to the transactions contemplated hereby consists of 500,000 ordinary shares of which as of the date hereof there were 461,687 ordinary shares issued and outstanding. All of the outstanding shares of Technorient are duly authorized, validly issued, fully paid and nonassessable, and have not been or, with respect to Technorient Shares, will not be transferred in violation of any rights of third parties. Except otherwise provided in a shareholders' agreement dated 31 March 1993, the Technorient Shares are not subject to any preemptive or subscription right, any voting trust agreement or other contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling Technorient to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for the capital stock of Technorient. All of the Technorient Shares are owned of record and beneficially by the Sellers free and clear of any liens, claims, encumbrances, or restrictions of any kind other than the preemptive rights provided for in the shareholders' agreement dated 31 March 1993 (the "Technorient Shareholders Agreement").

3.4 Taxes. Technorient has filed all tax returns and reports which were required to be filed on or prior to the date hereof in respect of all taxes, and has paid all Taxes (and any related penalties, fines and interest) which have become due pursuant to such returns or reports or pursuant to any assessment which has become payable, or, to the extent its liability for any Taxes (and any related penalties, fines and interest) has not been fully discharged, the same have been properly reflected as a liability on the books and records of Technorient and adequate reserves therefore have been established.

3.5 Compliance with Law. Technorient and the Subsidiaries are conducting their respective businesses in material compliance with all applicable law, ordinance, rule, regulation, court or administrative order, decree or process. Neither Technorient nor any Subsidiary has received any notice of violation or claimed violation of any such law, ordinance, rule, regulation, order, decree, process or requirement.

3.6 Litigation.

(a) There is no material claim, dispute, action, suit, proceeding or investigation pending or threatened, against or affecting Technorient or any of the Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the 12 month period preceding the date hereof;

(b) There is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting Technorient or any of the Subsidiaries; and

(c) Neither Technorient nor any of the Subsidiaries has received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any Applicable Law.

## ARTICLE IV
## REPRESENTATIONS AND WARRANTIES OF SELLERS

Each of the Sellers severally represents and warrants to the Company and the Shareholder that now and/or as of the closing:

4.1 Title to Shares. Each of the Sellers is the legal and beneficial owner of the Technorient Shares (as to 180,058 Technorient Shares by Corich and as to 46,173 Technorient Shares by Mr. Adamczyk), and upon consummation of the exchange contemplated herein, the Company will acquire from Sellers good and marketable title to such Technorient Shares owned by them, free and clear of all Liens excepting only such restrictions upon transfer, if any, as may be imposed by Applicable Law and the Technorient Shareholders Agreement.

4.2 Due Authorization. Each of the Sellers has all requisite power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby. This Agreement constitutes the valid and binding obligation of Sellers, enforceable against Sellers in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

4.3 Purchase for Investment.

(a) Each of the Sellers is acquiring the Preferred Shares for investment for such Seller's own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Sellers have no present intention of selling, granting any participation in, or otherwise distributing the same, it being understood, however, that the Sellers may designate certain persons who will receive the Preferred Shares at the Closing.

(b) Each of the Sellers understands that the Preferred Shares are not registered under the Securities Act on the ground that the sale and the issuance of securities hereunder is exempt from registration under the Act pursuant to Section 4(2) thereof, and that the Company's reliance on such exemption is predicated on such Seller's representations set forth herein. Such Seller is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Act.

4.4 Investment Experience. Each of the Sellers acknowledges that it can bear the economic risk of its investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Preferred Shares.

4.5 Information. Each of the Sellers has carefully reviewed such information as Seller deemed necessary to evaluate an investment in the Preferred Shares. To the full satisfaction of Seller, it has been furnished all materials that it has requested relating to the Company and the issuance of the Preferred Shares hereunder, and each of the Sellers has been afforded the opportunity to ask questions of representatives of the Company to obtain any information necessary to verify the accuracy of any representations or information made or given to the Sellers. Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of the Company and the Shareholder set forth in this Agreement, on which Sellers have relied in making an exchange of the Technorient Shares for the Preferred Shares.

4.6 Restricted Securities. Each of the Sellers understands that the Preferred Shares may not be sold, transferred, or otherwise disposed of without registration under the Act or an exemption there from, and that in the absence of an effective registration statement covering the Company Shares or any available exemption from registration under the Act, the Preferred Shares must be held indefinitely. Each of the Sellers is aware that the Preferred Shares may not be sold pursuant to Rule 144 promulgated under the Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 may be the availability of current information to the public about the Company.

## ARTICLE V
## COVENANTS

5.1 Further Assurances. Each of the Parties shall use its reasonable commercial efforts to proceed promptly with the transactions contemplated herein, to fulfill the conditions precedent for such party's benefit or to cause the same to be fulfilled and to execute such further documents and other papers and perform such further acts as may be reasonably required or

desirable to carry out the provisions of this Agreement and to consummate the transactions contemplated herein.

5.2 Operation of Business. From the date hereof through the date of the Closing, except as expressly provided herein, each of the Company and Technorient agrees that it:

(a) will continue its business only in ordinary course except as provided for in the proviso herein and in Section 5.3;

(b) will not, without the written consent of the other Party:

(i) pay any dividends, or

(ii) make loans to stockholders or employees;

(c) will not issue any additional shares that would change the structure and equity ownership position as set forth herein.

(d) will report to the other party any indication of potential material adverse factors in its business or any litigation that may be threatened whereby one of the Parties would be a defendant.

Notwithstanding any in this Agreement to the contrary, it is understood that the intention of the Company hereunder is to acquire the benefits of the business owned and operated by Technorient. In this connection, the Parties acknowledge that there may be required a restructuring or reorganization of Technorient or the Sellers prior to the Closing in order for the Company to obtain such benefits. Any such restructuring or reorganization shall be subject to the prior review of the Company.

5.3 Sale of Assets. Pursuant to Section 7.2(g), it is a condition to Closing that the Asset Transfer (as defined in such section) shall have taken place. Accordingly, prior to Closing, the Company shall advise the Sellers as to the steps taken and the status of the Asset Transfer.

## ARTICLE VI
## DELIVERIES

6.1 Items to be delivered to the Sellers prior to or at Closing by the Company.

(a) Articles of Incorporation and amendments thereto, By-laws and amendments thereto, certificate of good standing in the Company's state of incorporation;

(b) all applicable schedules hereto;

(c) all minutes and resolutions of board of director and shareholder meetings in possession of the Company;

(d) shareholder list;

(e) all financial statements and all tax returns in possession of the Company;

(f) resolutions from the Company's Board appointing Richard Man Fai Lee and Herbert Adamczyk (the "Technorient Directors") to the Company's Board of Directors;

(g) resolution from the Company's Board, and if applicable, shareholder resolutions approving this transaction and authorizing the issuances of the Preferred Shares hereto;

(h) resolution from the Company's Board approving the cancellation of 9,000,000 common shares of the Company belonging to Fred De Luca and Federico Cabo.

(i) letters of resignation from the Company's current officers and directors to be effective upon Closing and after the appointments described in this section except for two of the current directors of the Company who will remain on the board of directors;

(j) certificates representing shares of the Preferred Shares issued in the denominations as set forth opposite the respective names of Sellers and/or their designees on Exhibit A to this Agreement and OFS;

(k) duly executed bought notes and instrument of transfer in respect of the Technorient Shares;

(l) an agreement between the Sellers and the Company pursuant to which certain action may not be taken by the Company without the approval of the Technorient Directors;

(m) any other document reasonably requested by Sellers that it deems necessary for the consummation of the transactions contemplated hereby.

6.2 Items to be delivered to the Company prior to or at Closing by Technorient and Sellers.

(a) all applicable schedules hereto;

(b) instructions from Sellers appointing their designees to the Company's Board of Directors;

(c) duly executed sold notes and instrument of transfer from each of the Sellers transferring the Technorient Shares;

(d) resolutions from the Board of Directors of Technorient and Corich, if applicable, and shareholder resolutions approving the transactions contemplated hereby;

(e) any other document reasonably requested by the Company that it deems necessary for the consummation of the transaction contemplated hereby; and

(f) written waiver by each of the Sellers in respect of their respective preemptive rights under the Technorient Shareholders' Agreement.

6.3 Share Transfer Procedure. In relation to the bought notes and instruments of transfer in respect of the Technorient Shares referred to in Section 6.1(k), the Company shall arrange for the delivery of the same to the Sellers prior to the Closing Date, and the Sellers on Closing Date, shall upon execution of the document referred to in Section 6.2(c), arrange to lodge the duly executed bought and sold notes and instrument of transfer in respect of the Technorient Shares with the Hong Kong Stamp Duty Office within the timeframe stipulated in the Stamp Duty Ordinance (Chapter 117 of the Laws of Hong Kong) and to attend to the stamping of the documents in accordance with the requirements of the laws of the Hong Kong Special Administrative Region of the People's Republic of China.

## ARTICLE VII
## CONDITIONS PRECEDENT

7.1 Conditions Precedent to Closing. The obligations of the Parties under this Agreement shall be and are subject to fulfillment, prior to or at the Closing, of each of the following conditions:

(a) That each of the representations and warranties of the Parties contained herein shall be true and correct at the time of the Closing date as if such representations and warranties were made at such time except for changes permitted or contemplated by this Agreement;

(b) That the Parties shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of the Closing;

(c) Technorient shall have received all of the regulatory approvals and authorizations from the Hong Kong Stock Exchange necessary to consummate the transactions contemplated by this Agreement; and

(d) That Fred De Luca and Federico Cabo shall have delivered their stock certificates together with the respective executed stock power to the Company for cancellation of 9,000,000 common shares of the Company.

7.2 Conditions to Obligations of Seller. The obligations of Sellers shall be subject to fulfillment prior to or at the Closing, of each of the following conditions:

(a) The Company shall have paid all of its costs and expenses associated with the acquisition of the Technorient Shares by the Company;

(b) the Company shall have received all of the regulatory, shareholder and other third party consents, permits, approvals and authorizations necessary to consummate the transactions contemplated by this Agreement; and

(c) the shares of the Company's Common Stock shall continue to be traded on the Bulletin Board and the Company shall not have received any notification materially adversely affecting such status.

(d) The Company shall have complied with Rule 14(f)(1) of the Exchange Act, if required.

(e) The Amendment shall be effective so as to authorize the issuance of the Preferred Shares containing the rights, privileges and preferences set forth on Exhibit A in form and substance satisfactory to Sellers.

(f) All of the holders of the 10% Callable Secured Convertible Notes shall have converted such Notes into 5,029,337 shares of the Company Common Stock and the holder of the note payable (assignment of pending patent) in the aggregate principal amount of $950,000 shall have converted such Note into an aggregate of 16,600,000 shares of Company Common Stock (collectively, the "Conversions").

(g) The Company shall have no assets or liabilities, it being understood that on or before the Closing the Company shall transfer all of its assets (including the shares of its subsidiary) to a third party or parties on terms reasonably acceptable to Sellers (the "Asset Transfer").

7.3 Conditions to Obligations of the Company. The obligations of the Company shall be subject to fulfillment at or prior to or at the Closing, of each of the following conditions:

(a) Technorient and each of the Sellers shall have received all of the regulatory, shareholder and other third party consents, permits, approvals and authorizations applicable and necessary to consummate the transactions contemplated by this Agreement.

(b) Technorient shall have furnished to the Company the audited financial statements of Technorient in form that satisfies the reporting requirements of the Exchange Act pursuant to Regulation S-K. Such financial statements shall be prepared in accordance with US generally accepted accounting principals for the years ended December 31, 2004 and 2005.

## ARTICLE VIII
## INDEMNIFICATION

8.1 Indemnity of the Company and the Shareholder. The Company and the Shareholder severally agree as to defend, indemnify and hold harmless each Seller from and against, and to reimburse Seller with respect to, all liabilities, losses, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements (collectively the "Losses") asserted against or incurred by Sellers by reason of, arising out of, or in connection with any material breach of any representation or warranty contained in this Agreement made by the Company or the Shareholder or in any document or certificate delivered by the Company or the Shareholder pursuant to the provisions of this Agreement or in connection with the transactions contemplated thereby.

8.2 Indemnity of Sellers. Each of the Sellers agrees to defend, indemnify and hold harmless the Company and the Shareholder from and against, and to reimburse the Company and the Shareholder with respect to, all losses, including, without limitation, reasonable attorneys' fees and disbursements, asserted against or incurred by the Company or the Shareholder by reason of, arising out of, or in connection with any material breach of any representation or warranty

contained in this Agreement and made by any of the Sellers or in any document or certificate delivered by any of the Sellers pursuant to the provisions of this Agreement or in connection with the transactions contemplated thereby, it being understood that each of the Sellers shall have responsibility hereunder only for the representations and warranties made by the relevant Seller.

8.3 Indemnification Procedure. A party (an "Indemnified Party") seeking indemnification shall give prompt notice to the other party (the "Indemnifying Party") of any claim for indemnification arising under this Article VIII. The Indemnifying Party shall have the right to assume and to control the defense of any such claim with counsel reasonably acceptable to such Indemnified Party, at the Indemnifying Party's own cost and expense, including the cost and expense of reasonable attorneys' fees and disbursements in connection with such defense, in which event the Indemnifying Party shall not be obligated to pay the fees and disbursements of separate counsel for such in such action. In the event, however, that such Indemnified Party's legal counsel shall determine that defenses may be available to such Indemnified Party that are different from or in addition to those available to the Indemnifying Party, in that there could reasonably be expected to be a conflict of interest if such Indemnifying Party and the Indemnified Party have common counsel in any such proceeding, or if the Indemnified Party has not assumed the defense of the action or proceedings, then such Indemnifying Party may employ separate counsel to represent or defend such Indemnified Party, and the Indemnifying Party shall pay the reasonable fees and disbursements of counsel for such Indemnified Party. No settlement of any such claim or payment in connection with any such settlement shall be made without the prior consent of the Indemnifying Party which consent shall not be unreasonably withheld.

## ARTICLE IX
## POST CLOSING COVENANTS

(a) Without the consent of Shareholder, each of the Sellers shall take all necessary action to ensure that: (a) for a period of six months from Closing, the Company shall not effect a reverse split of its Common Stock; and (b) for a period of twelve months from Closing, the Company will not issue its capital stock at a zero cost basis to consultants or advisors or at a zero cost basis pursuant to a grant of stock options.

(b) Upon full conversion of convertible stock and for a period of twelve months from closing, the Company will not issue any additional common shares to any party, with the exception of shares issued with respect to any financing transaction undertaken by the Company or shares to be issued to Orient Financial Services with respect to advisory services undertaken, provided that these are completed on terms agreed by Technorient.

## ARTICLE X
## TERMINATION

10.1 Termination. This Agreement may be terminated at any time before or, at Closing, by:

(a) The mutual agreement of the Parties;

(b) Any party if:

(i) Any provision of this Agreement applicable to a party shall be materially untrue or fail to be accomplished; or

(ii) Any legal proceeding shall have been instituted or shall be imminently threatening to delay, restrain or prevent the consummation of this Agreement;

(c) Upon termination of this Agreement for any reason, in accordance with the terms and conditions set forth in this paragraph, each said party shall bear all costs and expenses as each party has incurred.

## ARTICLE XI
## MISCELLANEOUS

11.1 Survival of Representations, Warranties and Agreements. All representations and warranties and statements made by a party to in this Agreement or in any document or certificate delivered pursuant hereto shall survive the Closing Date for two years. Each of the parties hereto is executing and carrying out the provisions of this agreement in reliance upon the representations, warranties and covenants and agreements contained in this agreement or at the closing of the transactions herein provided for and not upon any investigation which it might have made or any representations, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

11.2 Access to Books and Records. During the course of this transaction through Closing, each party agrees to make available for inspection all corporate books, records and assets, and otherwise afford to each other and their respective representatives, reasonable access to all documentation and other information concerning the business, financial and legal conditions of each other for the purpose of conducting a due diligence investigation thereof. Such due diligence investigation shall be for the purpose of satisfying each party as to the business, financial and legal condition of each other for the purpose of determining the desirability of consummating the proposed transaction. The Parties further agree to keep confidential and not use for their own benefit, except in accordance with this Agreement any information or documentation obtained in connection with any such investigation.

11.3 Further Assurances. If, at any time after the Closing, the parties shall consider or be advised that any further deeds, assignments or assurances in law or that any other things are necessary, desirable or proper to complete the merger in accordance with the terms of this agreement or to vest, perfect or confirm, of record or otherwise, the title to any property or rights of the parties hereto, the Parties agree that their proper officers and directors shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights and otherwise to carry out the purpose of this Agreement, and that the proper officers and directors the parties are fully authorized to take any and all such action.

11.4 Notice. All communications, notices, requests, consents or demands given or required under this Agreement shall be in writing and shall be deemed to have been duly given when delivered to, or received by prepaid registered or certified mail or recognized overnight

courier addressed to, or upon receipt of a facsimile sent to, the party for whom intended, as follows, or to such other address or facsimile number as may be furnished by such party by notice in the manner provided herein:

Attention:

If to Corich and Technorient:

Wo Kee Hong Group
585 Castle Peak Road
Kwai Chung, N. T., Hong Kong
Telecopy No.:
Attn: Mr. Herbert Adamczyk

With a copy to:

Troy & Gould
1801 Century Park East, 26th Floor
Los Angeles, California 90067
Attention: David L. Ficksman, Esq.
Telecopy No.: (310) 789-1490

If to Mr. Adamczyk:

The Portofino
100 Pak To Avenue, Clearwater Bay
Kowloon, Hong Kong

If to the Company, and the Shareholder:

143 Triunfo Canyon Road, Suite 104
Westlake Village, California 91361
Attention: Mr. Fred De Luca

11.5 Entire Agreement. This Agreement, the Disclosure Schedules and any instruments and agreements to be executed pursuant to this Agreement, sets forth the entire understanding of the parties hereto with respect to its subject matter, merges and supersedes all prior and contemporaneous understandings with respect to its subject matter and may not be waived or modified, in whole or in part, except by a writing signed by each of the parties hereto. Without limiting the generality of the foregoing, this Agreement replaces in its entirety and supersedes the Share Exchange Agreement dated as of June 9, 2006 among the Parties. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance. Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such provision.

11.6 Successors and Assigns. This Agreement shall be binding upon, enforceable against and inure to the benefit of, the parties hereto and their respective heirs, administrators, executors, personal representatives, successors and assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person. This Agreement may not be assigned by any party hereto except with the prior written consent of the other parties, which consent shall not be unreasonably withheld.

11.7 Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Nevada are applicable to agreements made and fully to be performed in such state, without giving effect to conflicts of law principles.

11.8 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.9 Construction. Headings contained in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement. References herein to Articles, Sections and Exhibits are to the articles, sections and exhibits, respectively, of this Agreement. The Disclosure Schedules are hereby incorporated herein by reference and made a part of this Agreement. As used herein, the singular includes the plural, and the masculine, feminine and neuter gender each includes the others where the context so indicates.

11.10 Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be interpreted and enforceable as if such provision were severed or limited, but only to the extent necessary to render such provision and this Agreement enforceable.

11.11 Expenses. Each Party shall separately pay for their respective costs of legal services, accounting, auditing, communications and due diligence in connection with the transactions contemplated hereby except that subsequent to the Closing, there shall be no liability of the Company for any such matters.

11.12 Announcements. Unless both the Company and Technorient agree in writing or as otherwise provided in this Section 10.12, neither the Company nor Technorient shall make a public announcement regarding the transactions contemplated hereby. Any public announcement shall be made upon the mutual agreement and written consent of the officers of both corporations. In the event that the Company is required under federal securities law to either (i) file any document with the SEC that discloses the transactions contemplated hereby, or (ii) to make a public announcement regarding the transactions contemplated hereby, the Company shall provide Technorient with a copy of the proposed disclosure no less than 48 hours before such disclosure is made and shall incorporate into such disclosure any reasonable comments or changes that Technorient may request. In the event that any of the Sellers or the holding company of Corich is required to make a public announcement in Hong Kong regarding the transactions contemplated hereby, Corich will provide a copy of the announcement as soon as practicable, for information purposes only. Notwithstanding the foregoing, the parties acknowledge that the transactions contemplated herein have been disclosed in the Proxy Statement relating to the Amendment.

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.

XACT AID, INC., a Nevada corporation

By: Robert G Pautsch
Name: Robert G. Pautsch
Title: President

Fred De Luca
FRED DE LUCA

SELLERS:

CORICH ENTERPRISES, INC.

By: ______________________
Name: Richard Man Fai LEE
Title: Director

HERBERT ADAMCZYK

______________________

TECHNORIENT LIMITED

By: ______________________
Name: Richard Man Fai LEE
Title: Director

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